Exhibit 99.1

VIMEO REPORTS Q4 2021 AND FULL-YEAR 2021 FINANCIAL RESULTS

Q4 2021 Revenue increases 27% to $106 million
Full-Year 2021 Revenue increases 38% to $392 million

NEW YORK— February 9, 2022—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its results for the fourth quarter and full year ended December 31, 2021 today. Vimeo separately posted a letter to shareholders from Vimeo CEO Anjali Sud on the Investor Relations section of its website at https://investors.vimeo.com/.

“Our product expansion efforts in 2021 are starting to bear real fruit,” said Anjali Sud, Chief Executive Officer of Vimeo. “We are now selling our all-in-one solution to some of the largest companies in the world, and seeing millions of employees adopt our software to power video for work. Video, and Vimeo, have never been more essential for the future of business communication.”

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2021	Q4 2020
Revenue	$106.1	$83.8
Gross profit	79.5	58.8
Gross margin	75%	70%
Operating income (loss)	(23.6)	(3.7)
Net income (loss)	(24.0)	(5.8)
Diluted EPS	(0.15)	(0.04)
Adjusted EBITDA	(7.6)	0.7

See reconciliations of GAAP to non-GAAP measures beginning on page 8.

DEFINITIONAL CHANGES

In our Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021, we defined “customers who purchase plans through contact with our sales force” as “Enterprise Customers". For clarity, we will refer to those customers as “Sales-Assisted Customers" in this release and going forward, and any revenue associated with those customers will be referred to Sales-Assisted Revenue.

Q4 2021 HIGHLIGHTS

•Revenue increased 27% year-over-year driven by an 11% increase in subscribers and 13% growth in ARPU. Sales-Assisted Revenue grew over 50% year-over-year in the fourth quarter.

•Operating Income: GAAP operating loss was $23.6 million, compared to GAAP operating loss of $3.7 million in the fourth quarter of 2020.

•Adjusted EBITDA: Adjusted EBITDA loss was $7.6 million, compared to Adjusted EBITDA of $0.7 million in the fourth quarter of 2020.

•Cash Flow / Liquidity: Cash flow from operating activities was negative $11.6 million, compared to negative $5.2 million in the fourth quarter of 2020. Free cash flow was negative $11.8 million, compared to $5.4 million in the fourth quarter of 2020. We ended the quarter with $321.9 million in cash and cash equivalents.

FULL-YEAR 2021 HIGHLIGHTS

•Revenue increased 38% year-over-year driven by a 11% increase in subscribers and 18% growth in ARPU. Sales-Assisted Revenue grew more than 70% in the full year of 2021.

•Operating Income: GAAP operating loss was $61.0 million, compared to GAAP operating loss of $40.8 million in the full year of 2020.

•Adjusted EBITDA: Adjusted EBITDA loss was $9.4 million, compared to Adjusted EBITDA loss of $13.9 million in the full year of 2020.

•Cash Flow / Liquidity: Cash flow from operating activities was $16.0 million, compared to $13.9 million in the full year of 2020. Free cash flow was $15.5 million, compared to $13.0 million in the full year of 2020.

RECENT BUSINESS HIGHLIGHTS

•Vimeo now has approximately 1.7 million paying subscribers, with more than 7,000 paying Sales-Assisted Customers.

•Added and expanded Sales-Assisted Customers across diverse industries, including Coca-Cola, Planet Fitness, VMware, The Ogilvy Group, Toyota USA, Santander, and CarMax.

•Scaled new products launched in 2021 as part of Vimeo Enterprise offering (Video Library and Vimeo Events), with over 45% of Vimeo Enterprise accounts at the end of 2021 using two or more products versus 10% at the end of 2020.

•Went live with integrations with Figma and Asana to enable Vimeo Record for their users. Launched new partnerships with WordPress, WooCommerce, and Google.

•Closed our acquisitions of WIREWAX and Wibbitz, with product integration efforts underway to enable interactive video and enterprise video creation for the Vimeo platform.

FINANCIAL OUTLOOK

For the first quarter of 2022, Vimeo expects:

•Revenue growth of 17% to 19% year-over-year.

•GAAP Operating loss margin of roughly negative 25% at the midpoint of the guided ranges.

•Adjusted EBITDA loss between $10.0 million and $12.0 million, representing Adjusted EBITDA margin of roughly negative 10% at the midpoint of the guided ranges.

For full-year 2022, Vimeo expects:

•Revenue growth of 15% to 18% year-over-year.

•GAAP Operating loss margin of roughly negative 21% at the midpoint of the guided ranges.

•Adjusted EBITDA loss between $25.0 million and $30.0 million, representing Adjusted EBITDA margin of roughly negative 6% at the midpoint of the guided ranges.

•Positive Free Cash Flow for the year

Vimeo will provide further commentary on the drivers and assumptions underlying this outlook in its earnings video event.

Vimeo expects to release its January 2022 monthly metrics on Monday, February 14, 2022 after the market closes.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

CHIEF FINANCIAL OFFICER TRANSITION

Vimeo also announced today that Chief Financial Officer Narayan Menon has informed the company and its board of directors of his plans to depart the company in the coming months. We have initiated a search for his successor and Mr. Menon will continue his employment with the Company as its Chief Financial Officer until his successor is hired and onboarded to ensure a smooth transition.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its fourth quarter and full year results on Thursday, February 10, 2022, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://www.vimeo.com/investors.

DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 1/31/2022	Dilution at:

Share Price			$14.65	$18.00	$22.00	$26.00	$30.00

Common Stock Outstanding as of 1/31/2022	166.1		166.1	166.1	166.1	166.1	166.1

SARs and Stock Options	17.5	$5.91	8.9	10.0	10.9	11.5	12.0
RSUs	3.3		2.8	2.8	2.8	2.8	2.8
Total Estimated Dilution			11.7	12.9	13.8	14.4	14.8
% Dilution			7.1%	7.7%	8.3%	8.7%	8.9%
Total Estimated Diluted Shares Outstanding			177.8	179.0	179.9	180.5	181.0

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The Company currently settles all equity awards on a gross basis; therefore, the estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle SARs will be impacted by movement in the stock price of Vimeo.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$106,120	$83,786	$391,678	$283,218
Cost of revenue (exclusive of depreciation shown separately below)	26,621	24,951	102,537	89,077
Gross profit	79,499	58,835	289,141	194,141
Operating expenses:
Research and development expense	30,365	16,207	105,586	64,238
Sales and marketing expense	42,584	28,343	152,691	105,630
General and administrative expense	28,495	15,705	85,111	49,846
Depreciation	326	194	923	460
Amortization of intangibles	1,320	2,093	5,846	14,744
Total operating expenses	103,090	62,542	350,157	234,918
Operating loss	(23,591)	(3,707)	(61,016)	(40,777)
Interest expense	(128)	—	(438)	—
Interest expense–related party	—	(2,131)	(726)	(9,116)
Other income, net	76	227	10,241	93
Loss before income taxes	(23,643)	(5,611)	(51,939)	(49,800)
Income tax provision	(380)	(174)	(828)	(828)
Net loss	$(24,023)	$(5,785)	$(52,767)	$(50,628)

Per share information:
Basic loss per share	$(0.15)	$(0.04)	$(0.33)	$(0.32)
Diluted loss per share	$(0.15)	$(0.04)	$(0.33)	$(0.32)
Weighted average shares outstanding used in the computation of net loss per share (a):
Basic	160,658	159,381	159,884	159,381
Diluted	160,658	159,381	159,884	159,381

Stock-based compensation expense by function:
Cost of revenue	$145	$22	$493	$73
Research and development expense	4,774	448	16,114	2,931
Sales and marketing expense	1,690	63	4,693	603
General and administrative expense	7,743	1,575	23,593	8,058
Total stock-based compensation expense	$14,352	$2,108	$44,893	$11,665
(a)    Weighted average basic and diluted shares outstanding for the three and twelve months ended December 31, 2020 reflect Vimeo's outstanding shares immediately after the completion of Vimeo's separation from the remaining businesses of IAC/InterActiveCorp. Approximately 4.9 million common shares outstanding have been excluded from the computation of shares outstanding for EPS purposes because they are subject to satisfaction of certain vesting conditions that can be found in our filings. For additional information on the separation, see the registration statement on Form S-1 of Vimeo, Inc. filed with the SEC on May 26, 2021.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$321,900	$110,011
Accounts receivable, net	29,451	12,785
Prepaid expenses and other current assets	18,811	7,932
Total current assets	370,162	130,728

Leasehold improvements and equipment, net	2,868	3,321
Goodwill	242,586	219,337
Intangible assets with definite lives, net	11,008	10,854
Other non-current assets	22,737	6,839
TOTAL ASSETS	$649,361	$371,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$17,501	$3,324
Promissory note due on demand—related party	—	44,565
Deferred revenue	173,167	137,436
Accrued expenses and other current liabilities	67,385	47,432
Total current liabilities	258,053	232,757

Long-term debt—related party	—	50,000
Other long-term liabilities	20,713	3,242

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,567	—
Class B common stock	94	—
Class A Voting common stock of Vimeo OpCo	—	837
Class B Non-Voting common stock of Vimeo OpCo	—	663
Preferred stock	—	—
Additional paid-in-capital	704,796	366,676
Accumulated deficit	(335,776)	(283,009)
Accumulated other comprehensive loss	(86)	(87)
Total shareholders' equity	370,595	85,080
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$649,361	$371,079

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(24,023)	$(5,785)	$(52,767)	$(50,628)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	14,352	2,108	44,893	11,665
Amortization of intangibles	1,320	2,093	5,846	14,744
Depreciation	326	194	923	460
Provision for credit losses	926	288	1,428	1,834
Gain on the sale of an asset	—	—	(10,151)	(288)
Other adjustments, net	100	550	542	3,681
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(12,514)	1,310	(19,204)	(7,413)
Prepaid expenses and other assets	(1,084)	(1,043)	(6,400)	(3,707)
Accounts payable and other liabilities	5,763	(14,611)	14,146	(12,778)
Deferred revenue	3,198	9,670	36,698	56,291
Net cash (used in) provided by operating activities	(11,636)	(5,226)	15,954	13,861
Cash flows from investing activities:
Acquisitions, net of cash acquired	(14,241)	500	(14,241)	500
Capital expenditures	(143)	(140)	(445)	(844)
Proceeds from the sale of an asset	—	—	7,862	288
Other, net	—	—	—	98
Net cash (used in) provided by investing activities	(14,384)	360	(6,824)	42
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	149,600	299,750	149,600
Principal payments on related-party debt	—	—	(94,565)	(35,457)
Proceeds from issuance of related-party debt	—	3,963	—	32,563
Deferred financing costs	—	—	(1,440)	—
Dividends	—	(31,079)	—	(31,079)
Withholding taxes paid related to equity awards	4,891	(8,993)	(4,051)	(10,125)
Proceeds from exercise of stock options	2,458	—	3,364	—
Reimbursement to IAC/InterActiveCorp for IAC common shares issued to settle Vimeo OpCo stock appreciation rights	—	(11,634)	—	(11,634)
Net cash provided by financing activities	7,349	101,857	203,058	93,868
Total cash (used) provided	(18,671)	96,991	212,188	107,771
Effect of exchange rate changes on cash and cash equivalents and restricted cash	166	349	120	303
Net (decrease) increase in cash and cash equivalents and restricted cash	(18,505)	97,340	212,308	108,074
Cash and cash equivalents and restricted cash at beginning of period	340,850	12,697	110,037	1,963
Cash and cash equivalents and restricted cash at end of period	$322,345	$110,037	$322,345	$110,037

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of non-GAAP gross profit:
GAAP Gross profit	$79.5	$58.8	$289.1	$194.1
% of Revenue	75%	70%	74%	69%
Add back: Stock-based compensation expense	0.1	—	0.5	0.1
Non-GAAP Gross Profit	$79.6	$58.9	$289.6	$194.2
% of Revenue	75%	70%	74%	69%

Reconciliation of non-GAAP operating expenses:
GAAP Research and development expense	$30.4	$16.2	$105.6	$64.2
% of Revenue	29%	19%	27%	23%
Less: Stock-based compensation expense	4.8	0.4	16.1	2.9
Non-GAAP Research and development expense	$25.6	$15.8	$89.5	$61.3
% of Revenue	24%	19%	23%	22%

GAAP Sales and marketing expense	$42.6	$28.3	$152.7	$105.6
% of Revenue	40%	34%	39%	37%
Less: Stock-based compensation expense	1.7	0.1	4.7	0.6
Non-GAAP Sales and marketing expense	$40.9	$28.3	$148.0	$105.0
% of Revenue	39%	34%	38%	37%

GAAP General and administrative expense	$28.5	$15.7	$85.1	$49.8
% of Revenue	27%	19%	22%	18%
Less: Stock-based compensation expense	7.7	1.6	23.6	8.1
Non-GAAP General and administrative expense	$20.8	$14.1	$61.5	$41.8
% of Revenue	20%	17%	16%	15%

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(24.0)	$(5.8)	$(52.8)	$(50.6)
Add back:
Income tax provision	0.4	0.2	0.8	0.8
Other expense (income) , net	(0.1)	(0.2)	(10.2)	(0.1)
Interest expense–related party	—	2.1	0.7	9.1
Interest expense	0.1	—	0.4	—
Operating loss	(23.6)	(3.7)	(61.0)	(40.8)
% of Revenue	(22)%	(4)%	(16)%	(14)%
Add back:
Stock-based compensation expense	14.4	2.1	44.9	11.7
Depreciation	0.3	0.2	0.9	0.5
Amortization of intangibles	1.3	2.1	5.8	14.7
Adjusted EBITDA	$(7.6)	$0.7	$(9.4)	$(13.9)
% of Revenue	(7)%	1%	(2)%	(5)%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted Net Loss:
Net loss	$(24.0)	$(5.8)	$(52.8)	$(50.6)
% of Revenue	(23)%	(7)%	(13)%	(18)%
Add back:
Stock-based compensation expense	14.4	2.1	44.9	11.7
Depreciation	0.3	0.2	0.9	0.5
Amortization of intangibles	1.3	2.1	5.8	14.7
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted Net Income (Loss)	$(8.0)	$(1.4)	$(1.1)	$(23.8)
% of Revenue	(8)%	(2)%	0%	(8)%

Reconciliation of diluted loss per share to Adjusted EPS:
Diluted loss per share	$(0.15)	$(0.04)	$(0.33)	$(0.32)
Add back:
Stock-based compensation expense	0.09	0.01	0.28	0.07
Depreciation	—	—	0.01	—
Amortization of intangibles	0.01	0.01	0.04	0.09
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted EPS	$(0.05)	$(0.01)	$(0.01)	$(0.15)
Diluted weighted average shares	160,658	159,381	159,884	159,381

Computation of Free Cash Flow:
Net cash (used in) provided by operating activities	$(11.6)	$(5.2)	$16.0	$13.9
Less: Capital expenditures	(0.1)	(0.1)	(0.4)	(0.8)
Free Cash Flow	$(11.8)	$(5.4)	$15.5	$13.0

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions; rounding differences may occur)

	Three Months Ended March 31, 2022			Twelve Months Ended December 31, 2022
Operating loss to Adjusted EBITDA range:
Operating loss	$(25.5)	—	$(27.5)	$(91.4)	—	$(96.4)
Add back:
Stock-based compensation expense	13.5		13.5	58.7		58.7
Depreciation	0.4		0.4	1.8		1.8
Amortization of intangibles	1.6		1.6	5.9		5.9
Adjusted EBITDA	(10.0)	—	(12.0)	(25.0)	—	(30.0)

	Three Months Ended March 31, 2022	Twelve Months Ended December 31, 2022
Operating loss margin to Adjusted EBITDA margin midpoint:
Operating loss margin	(25)%	(21)%
Add back:
Stock-based compensation expense margin	13%	13%
Depreciation margin	—%	—%
Amortization of intangibles margin	2%	1%
Adjusted EBITDA margin	(10)%	(6)%

PRINCIPLES OF FINANCIAL REPORTING

Vimeo has provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP gross profit, non-GAAP operating expenses, Adjusted net income (loss), Adjusted EPS and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Vimeo's financial results with other companies in its industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is the metric on which our internal budgets are based and also the metric by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Vimeo endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. Adjusted EBITDA, Adjusted EBITDA margin and free cash flow used in our outlook will differ from net income (loss) and operating income (loss), operating loss margin, and net cash provided by operating activities, respectively, in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow provided below. We do not provide an outlook for net cash provided by operating activities or a reconciliation of free cash flow to net cash provided by operating activities, because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our GAAP metrics on a forward-looking basis. Accordingly, a reconciliation of the Company’s outlook for free cash flow to an outlook for net cash provided by operating activities cannot be made available without unreasonable effort.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating loss excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items ("Adjusted EBITDA Non-GAAP Adjustments") are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

Non-GAAP gross profit excludes the effect of stock-based compensation included in Cost of revenue.

Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude the effect of stock-based compensation expense included in their respective expense items.

Adjusted Net Income (Loss) and Adjusted EPS exclude the effect of the Adjusted EBITDA Non-GAAP Adjustments, as well as the related income tax effects. Adjusted EPS is calculated by dividing Adjusted net income by the Diluted weighted average shares outstanding used in the computation of net loss per share.

Free Cash Flow is defined as net cash used in operating activities less cash used for capital expenditures. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Non-Cash Expenses That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of restricted stock units, restricted stock awards, and stock appreciation rights ("SARs"), including performance-based SARs. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive. Stock-based awards are generally settled on a gross basis in shares of Vimeo common stock such that individual award holders will pay their withholding tax obligation, generally by selling shares of Vimeo common stock (including a portion of the shares received in connection with the applicable exercise).

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of Sales-Assisted Customers who maintain multiple accounts across Vimeo’s platforms as part of a single Sales-Assisted subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Sales-Assisted (formerly referred to as Enterprise) Customers – Subscribers who purchase plans through contact with our sales force.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on February 10, 2022, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, including statements attributable to our Chief Executive Officer. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risks inherent in Vimeo's separation from IAC, completed on May 25, 2021, the risks that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract Sales-Assisted Customers (formerly referred to as Enterprise Customers), our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic on our business, adverse changes in economic conditions, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Registration Statement on Form S-1 filed with the SEC on May 26, 2021 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 230 million users — from creatives to entrepreneurs to the world's largest companies. Learn more at www.vimeo.com.

Contact Us

Vimeo IR
Yaoxian Chew
ir@vimeo.com

Vimeo Communications
Matt Anchin
pr@vimeo.com